             SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549



                   REGISTRATION STATEMENT
                             ON
                          FORM S-8
                            UNDER
                 THE SECURITIES ACT OF 1933


                All American Food Group, Inc.
                -----------------------------
   (Exact name of Registrant as specified in its charter)

     New Jersey                                  22-3259558
(State or other jurisdiction of                 (IRS employer
incorporation or organization)                  identification no.)

       4475 South Clinton Avenue
     South Plainfield, NJ______                 07080
     ---------------------------                -----
  (Address of principal executive offices)      (Zip Code)


                    Consulting Agreement
                    --------------------
                  (full name of the plans)


                        908-757-3022
                        ------------
    (Telephone number, including area code, of agent for service)


Approximate Date of Commencement of Proposed Sales under the Plan:
------------------------------------------------------------------
     As soon as practicable from time to time after this Registration Statement becomes effective


                  Total Number of Pages: 21
                  -------------------------
    Exhibit Index begins on sequentially numbered page: 7






                           Page 1

               CALCULATION OF REGISTRATION FEE


Title of                      Proposed          Proposed
Securities     Amount         Maximum           Maximum        Amount of
to be          to be          Offering          Aggregate      Registration
Registered     Registered     Price per Share   Offering Price Fee
___________________________________________________________________________
Common Stock
par value $.01 8,200,000(1)   $.017 (2)         $139,400.00    $100.00

(1) This Registration Statement provides for the reissuance and registration of 2,000,000 Shares previously authorized and issued to Interbras Global Trading Co., Ltd. ("Interbras") under a consulting agreement dated November 25, 1998 (the "Consulting Agreement"), and the reissuance and registration of 200,000 Shares previously authorized and issued to Registrant's counsel in a registration statement on Form S-8 filed with the Commission on December 3, 1998 (the "December Form S-8"), which was withdrawn by the Registrant's filing of a registration statement a Form S-8 with the Securities and Exchange Commission (the "Commission") on January 7, 1999. In addition, Registrant filed with the Commission on January 7, 1999 a Current Report on Form 8-K containing, among other information, the amended unaudited pro forma condensed consolidated financial statements for the fiscal year ended October 31, 1997, and the nine month period ended July 31, 1998, required as a result of the Registrant's filing for protection under Chapter 11 of the US Bankruptcy Code. The Registrant is filing this registration statement on Form S-8 (the "January Form S-8"), which contains the current consent from the
Registrant's certified public accountants, which financial statements have been incorporated by reference herein. This January Form S-8 also includes in addition to the 2,000,000 Shares being reissued to Interbras and 200,000 Shares being reissued to counsel, 2,000,000 additional Shares to be issued to Interbras on January 15, 1999 under the Consulting Agreement, and 4,000,000 Shares issuable to InterEuro Import & Trading Corp. under an agreement dated as of January 1, 1999 (the "InterEuro Agreement"). Under the InterEuro Agreement, 2,000,000 Shares issuable upon the filing with the Commission of the January Form S-8 and 2,000,000 Shares which shall be issuable to InterEuro on February 1, 1999. The January Form S-8 does not include any additional Shares or Shares underlying a common stock purchase option (the "Option Shares") that shall be subject to exercise during 1999 pursuant to a consulting services agreement with Interbras dated as of November 25, 1998 or any additional Shares that may be issued to InterEuro under the InterEuro Agreement which is attached as an exhibit to the January Form S-8 Registration Statement, plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect to stock splits, stock dividends and other similar recapitalizations.

(2) Estimated solely for the purpose of calculating the registration fee, based, on the average of the bid and asked price of the Registrant's Common Stock on January 5, 1998.
                           Page 2

                           PART I

     INFORMATION REQUIRED BY THE REGISTRATION STATEMENT

Item 1.        Plan Information:

       All American Food Group, Inc. (hereinafter the "Registrant") has entered into a consulting services agreement with Interbras Global Trading Co., Ltd. ("Interbras"), a New York corporation dated as of November 25, 1998 ("Interbras"), as a consultant to the Registrant (the "Consulting Agreement"). This Consulting Agreement is incorporated by reference to Registrant's Registration Statement on Form S-8 which was filed with the Commission on December 3, 1998 (the "December Form S-8"). The Registrant has filed this Registration Statement on Form S-8 (the "January Form S-8") for the purpose of registering the total of 8,200,000 Shares, which includes 2,200,000 Shares initially included in the Registrant's December 1998 Registration Statement. This January Form S-8 Registration Statement also includes 2,000,000 additional Shares due to Interbras on January 15, 1999, but does not include and other additional Shares or Option Shares that may be issuable to Interbras under the Consulting Agreement, and also includes for the purpose of reregistering a total of 200,000 Shares issued to Carl J. Casano, Esq., and his corporate securities consulting staff for services in connection with the preparation and review of the Consulting Agreement between the Registrant and Interbras and the preparation and review of December Form S-8, and the exhibits attached thereto. See Note 1 to the Cover Page above.

       In addition, this January Form S-8 Registration Statement also includes 4,000,000 Shares issuable to InterEuro Import & Trading Corp. ("InterEuro"), a New York corporation, pursuant to the InterEuro Agreement dated as of January 1, 1999, as follows: 2,000,000 Shares upon the filing of this January Form S-8 Registration Statement and additional 2,000,000 Shares on February 1, 1999 under the InterEuro Agreement. In connection with the InterEuro Agreement, the Services to be provided by InterEuro to Registrant shall include servicing the purchase orders generated for the Company, as follows: (i) arranging for the storage of all food products subject to purchase orders of the Registrant, including those products and purchase orders derived through the efforts of Interbras; (ii) granting to the Registrant the first right of refusal by written notice, to sell and distribute, either alone or with joint venture partners, all food products imported by or through the efforts of Consultant, and the Registrant shall have thirty days from the date of the written notice to elect to add any food product to its product line; (iii) assisting the Registrant in developing other product lines, including a line of imported wines; (iv) forming and maintaining a distribution and sales network for of the Registrant's existing and new products; (v) exploring potential mergers, acquisitions and joint ventures for the

                           Page 3
benefit of the Registrant with third party entities engaged in the distribution of food and other products, among other potential candidates; (vi) working together with the Registrant in designing and maintaining an Internet web site for the Registrant and its business, including establishing a retail store on the Internet (www.gourmetpage.com) for the sale of all of the Registrant's specialty food and other products; and (vii) serving as a liaison between the Registrant, any distribution network established for the
Registrant, and negotiating for the benefit of the Registrant in connection with any merger, acquisition or joint venture with any distribution network.

Item 2.        Registrant Information and Employee Plan
Annual Information:

     The Registrant shall provide its Consultants, including Interbras and InterEuro, without charge, upon its written or oral request, the documents incorporated reference in Item 3 of Part II of this Registration Statement. The Registrant shall also provide the Consultants, without charge, upon its written or oral request, with all other documents required to be delivered to Consultants pursuant to Rule 428(b) under the Act. Any and all such requests shall be directed to the Registrant at 4475 South Clinton Avenue, South Plainfield, NJ 07080.






















                           Page 4

                           PART II

       INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference:

      The  following documents are incorporated by reference
in this registration
statement.
      (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997, filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended to include unaudited pro forma condensed consolidated financial statements for the fiscal year ended October 31, 1997.
      (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1998.
      (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1998.
      (d) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998 as amended to include unaudited pro forma condensed consolidated financial statements for the nine month period ended July 31, 1998.
      (e) Registrant's Report on Form 8-K filed with the Commission on January 7, 1999, which contains among other items, the amended unaudited pro forma condensed consolidated financial statements for the fiscal year ended October 31, 1997, and the nine month period ended July 31, 1998.
      (f) Registrant's Form S-8 filed with the Commission on December 3, 1998, which was withdrawn effective January 7, 1999, with the filing of a Registration Statement on Form S-8, and which effected the deregistration of the 2,200,000 shares issued and included therein.
      (g)  The  description  of  Registrant's  Common  Stock
contained in the Registration Statement on Form 8-A filed with the Commission on December 6, 1996 under Section 12 of the Securities Exchange Act of 1934. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities:

      Not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange
Act of 1934.

                           Page 5

Item 5.        Interest of Named Experts and Counsel:

      Counsel,  Carl J. Casano, Esq., who has  rendered  his
opinion in connection with this registration statement,  has
been   reissued  together  with  his  corporate   securities
advisor, a total of 200,000 Shares.

Item 6.        Indemnification of Directors and Officers:

      Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceedings involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Registrant and its stockholders,
(b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the director or officer of an improper personal benefit.
      The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Registrant or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Registrant indemnify him against expenses.
     The Registrant's Restated Certificate of Incorporation, as permitted by New Jersey law, eliminates the personal liability of the directors and officers to the Registrant or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liability for violations of the federal securities laws. In addition, the Registrant's Restated Certificate of Incorporation and Restated By-Laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Registrant and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Registrant

                           Page 6
believes that the protection provided by these provisions will help the Registrant attract and retain qualified individuals to service as officers and directors. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with, applicable law and generally will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

Item 7.        Exemption From Registration Claimed:

     Not applicable.

Item 8.   Exhibits:

Exhibit
Number    Description of Document

4.1 Second Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit
3.3 of the Registrant's Registration Statement on Form SB-2 (File No. 333-4490), as amended (the "Registration Statement").

4.2         Second  Amended  and  Restated  By-Laws  of  the
Registrant (incorporated herein by reference to Exhibit  3.5 of the Registrant's Registration Statement).

4.3        (i) Consulting Agreement dated as of November 25,
1998 with Interbras (incorporated herein by reference to the December 1998 Form S-8); and (ii) Consulting Agreement dated as of January 1, 1999 with InterEuro .

5.1        Opinion  of  Carl  J. Casano,  Esq.  counsel  re:
legality of securities being registered hereunder.

23.1      Consent of DelSanto & DeFreitas

23.2      Consent of Counsel (included in Exhibit 5.1).







                           Page 7

Item 9.        Undertakings:

(a)  The undersigned Registrant hereby undertakes:
      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a

                           Page 8
director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.































                           Page 9

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Plainfield, County of Essex, State of New Jersey, on the 7th day January, 1999.


ALL AMERICAN FOOD GROUP, INC.
By:  /s/ Andrew Thorburn
     Andrew Thorburn,
     Chairman of the Board
     and Chief Executive Officer


      Pursuant to the requirements of the Securities Act  of
1933,  this  Registration Statement has been signed  by  the
following  persons  in  the  capacities  and  on  the   date
indicated.


Signature                          Date

/s/ Andrew Thorburn                January 7, 1999
Name: Andrew Thorburn
Title: Chairman of the Board of Directors,
President and Chief Executive Officer
(Principal Executive Officer and Principal
Financial and Accounting Officer)



/s/ Thomas Lisker                  January 7, 1999
Name: Thomas Lisker
Title: Director






                           Page 10

                       EXHIBIT 4.3 (i)

(Incorporated by Reference to Registration Statement on Form
                 S-8 dated December 3, 1998)




































                           Page 11

                      EXHIBIT 4.3 (ii)





























                           Page 12

                          AGREEMENT

      This Agreement, dated as of this 1st day of January, 1999 (the "Agreement"), is between All American Food Group, Inc., a New Jersey corporation, with offices at 4475 South Clinton Ave., South Plainfield, NJ 07080 (the "Company") and InterEuro Import & Trading Corp., a New York corporation, with offices at 630 Fifth Avenue, 20th Floor, New York, NY 10111 (hereinafter "InterEuro" or the "Consultant").

      WHEREAS, the Company and Consultant desire to enter into this Agreement for the purpose of the Consultant providing, among other services, the Consulting Services set forth in Section 2 below; and

      WHEREAS, the Company and Consultant acknowledge and agree that Consultant is an affiliate of Interbras Global Trading Co., Ltd. ("Interbras"), which has entered into a separate consulting agreement with the Company which is incorporated herein by reference, and Consultant agrees to support the Company and Interbras in performing the services set forth therein.

     NOW THEREFORE, the parties agree as follows:

      1.    Term:     This Agreement shall be for  the  term
commencing on the date first set forth above and ending on January 31, 2002.

      2.    Consulting Services:          The Company hereby
retains the Consultant to provide consulting services (the "Services") to the Company, and the Consultant hereby accepts such retention by the Company upon the terms and conditions herein set forth. Such Services shall include servicing the purchase orders generated for the Company, as follows: (i) arranging for the storage of all food products subject to purchase orders of the Company, including those products and purchase orders derived through the efforts of Interbras; (ii) granting to the Company the first right of refusal by written notice, to sell and distribute, either alone or with joint venture partners, all food products imported by or through the efforts of Consultant, and the Company shall have thirty days from the date of the written notice to elect to add any food product to its product line;
(iii) assisting the Company in developing other product lines, including a line of imported wines; (iv) forming and maintaining a distribution and sales network for of the Company's existing and new products; (v) exploring potential mergers, acquisitions and joint ventures for the benefit with the Company with third party entities engaged in the distribution of food and other products, among other potential candidates; (vi) working together with the Company in designing and maintaining an Internet web site for the Company and its business, including establishing a retail store on the Internet (www.gourmetpage.com) for the sale of all of the Company's specialty food and other products; and
(vii) serving as a liaison between the Company, any distribution network established for the Company, and
                           Page 13
negotiating for the benefit of the Company in connection with any merger, acquisition or joint venture with any distribution network.

      3. Consideration: Upon the execution and delivery of this Agreement, and as full consideration for the Services rendered and to be rendered by Consultant during the term of this Agreement, the Company shall cause to be issued to Consultant and/or its designees, an aggregate of ten million shares of Common Stock of All American Food Group, Inc. (the "Shares") as follows: two million Shares upon execution of this Agreement, which Shares shall be registered immediately in a registration statement on Form S-8 or a post effective amendment thereto, under the Securities Act of 1933, as amended (the "Act"), in the name of Consultant and/or its designees, as instructed by Consultant; and two million Shares on the first day of February, March, April and May, 1999. The two million Shares to be issued during each of the months from February through May, 1999, shall be subject to the Consultant continuing to perform such Services provided hereinabove. Consultant shall provide a monthly update to the Company and the Company shall determine whether such Services were reasonably performed and whether additional Shares shall be issued to Consultant. The parties agree that each successive two million Shares shall be promptly issued and registered in a registration statement on Form S-8 or a post effective amendment thereto, under the Act, in the name of Consultant and/or its designees, as instructed by Consultant.

      4. Independent Contractor: At all times during the term of this Agreement, Consultant shall be an independent contractor and not an employee or affiliate of the Company.

     5.   Miscellaneous:

             a.     Entire   Agreement:     This   Agreement
constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

           b. Amendment: This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto. Prior to the first issuance of Shares, the Consultant, upon written notice to the Company, may elect to assign its rights hereunder to an affiliate, which shall assume and be bound by all rights, duties and obligations under this Agreement.

          c. Waivers and Remedies: The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any

                           Page 14
subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

           d. Severability: The invalidity of any one or more of the words, phrases, sentences, clause, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection of subsections had not been inserted.

           e.    Descriptive  Headings:     The  descriptive
headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          f. Counterparts: This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument. In addition, facsimile copies of the signed Agreement shall be deemed an original.

           g. Notices: All notices required to be given under this Agreement shall be in writing, sent certified mail, return receipt requested, postage prepaid, to the following addresses:

     If to Consultant, then to:
                         InterEuro Import & Trading Corp.
                         630 Fifth Avenue, 20th Floor,
                         New York, NY 10111

     If to the Company, then to:
                         All American Food Group, Inc.
                         4475 South Clinton Ave.
                         South Plainfield, NJ 07080



                           Page 15

          h. Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefits of the parties hereto and their respective successors and assigns. None of the parties hereto shall assign any of its rights or obligations hereunder without the consent of the other party, except for the right of the Consultant to assign its rights and obligations under this Agreement to an affiliate, at which time this Agreement shall be amended

           i.   Applicable Law:     This Agreement shall  be
governed by and shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

           j.   Arbitration:        Any controversy or claim
arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal of any party to perform the whole or any part of this Agreement, shall be settled by arbitration in New York County, State of New
York, in accordance with the rules and regulations of the American Arbitration Association. The judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction. Any decision made by an arbitrator or by the arbitrators under this provision shall be enforceable as a final and binding decision, as if such decision were a final decision or decree of a court of competent jurisdiction. The parties further agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon entry of the decision of the arbitrator or arbitrators the reasonable attorney's fees incurred in bringing such proceeding.

            l.    Agent:          Neither  party  is  hereby
constituted an agent or legal representative of the other party hereto and neither is granted by right or authority hereunder to assume or create any obligation, express or implied, or to make any representation, covenant, warranty, or guaranty, except as expressly granted or made in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


INTEREURO IMPORT & TRADING CORP.   ALL AMERICAN FOOD  GROUP,
INC.



By:   _/s/  Marcial  G.  Layani,  V-P          By:  Andrew Thorburn, Pres., Ceo
            Name (Title)                            Name (Title)

                           Page 16

                         EXHIBIT 5.1









































                           Page 17

                    Carl J. Casano, Esq.
                  225 Broadway--41st Floor
                     New York, NY 10007
           Phone: 212-406-2237--Fax: 212-732-8167

                                   January 7, 1999
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
                    Re:  All American Food Group, Inc.
                         Registration Statement on Form S-8

Gentlemen:

      I have been requested by All American Food Group, Inc.(the "Registrant") to furnish an opinion as to matters hereinafter set forth in connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering a total of 8,200,000 shares of common stock as follows: (i) 2,000,000 shares being reissued for services being provided to the Registrant by its consultant, Interbras Global Trading Co., Ltd. and 200,000 shares being reissued to the undersigned and to the undersigned's corporate securities consultant for services to the Registrant, which were previously registered of Form S-8 dated and filed on December 3, 1998 (the "December S-8"), which December Form S-8 was withdrawn by the filing of a separate From S-8 on January 7, 1999. The foregoing
2,200,000 shares are being reregistered hereunder; (ii) 2,000,000 shares issuable to Interbras on January 15, 1999; and (iii) 4,000,000 shares issuable to InterEuro Import & Trading Corp. for services to the Registrant, including 2,000,000 shares issuable upon the filing of this Registration Statement and 2,000,000 shares issuable to InterEuro on February 1, 1999.

      In connection with this opinion, I have reviewed the filings of the Registrant incorporated by reference in this Registration Statement, and have determined that the Registrant is current in its reporting requirements under the Securities Exchange Act of 1934. I have further determined that the 8,200,000 shares provided for in this Registration Statement have been legally issued, and are fully paid and non-assessable shares of the Registrant. Further, the Registrant has duly authorized the issuance of the shares and the filing of this Registration Statement on Form S-8 under the Act. I hereby consent to the inclusion of this opinion in the Registration Statement on Form S-8 being duly filed with the Securities and Exchange Commission.

                                   Very truly yours,


                                   /s/ Carl J. Casano

                           Page 18

                        Exhibit 23.1

































                           Page 19

                        EXHIBIT 23.1


     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of All American Food Group, Inc. dated January 7, 1999 and filed with the Secur-rities and Exchange Commission on our report dated February 7, 1998 covering the consolidated financial statements of All American Food Group, Inc. and Subsidiaries for the fiscal years ended October 31, 1997 and 1996 which has been previously filed with the Securities and Exchange Commission in its Annual Report on Form 10-KSB and which has been effectively amended by the filing on Form 8-K on this same date of unaudited pro forma condensed consolidated financial statements for fiscal year ended October 31, 1997.




                      /s/:DelSanto  &  DeFreitas,
                          Certified Public Accountants
                          DelSanto & DeFreitas, CPA's

         January 7, 1999

















                           Page 20

                        EXHIBIT 23.2

                 (Contained in Exhibit 5.1)

































                           Page 21